SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                          July 12, 2002 (July 10, 2002)

                            Empire Energy Corporation
              ----------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


           Utah                         1-10077                  87-0401761
 ---------------------------         ---------------        -------------------
(State or other jurisdiction)       (Commission file       (IRS Employer ID No.)
                                        number)

            7500 College Blvd, Suite 1215, Overland Park, Kansas 66210
            -----------------------------------------------------------
               (Address of principal executive offices)       (zip code)


                                 (913) 469-5615
               --------------------------------------------------
              (Registrant's telephone number, including area code)




Item 5. Other Events and Regulation FD Disclosure


Press Release issued Friday July 12, 2002


Empire Energy Signs Letter of Intent to Acquire Great South Land Minerals, Ltd
..
OVERLAND PARK, Kan.--(BUSINESS WIRE)--July 12, 2002--Empire Energy Corporation (OTCBB:EECI - News) announced today that it has signed a Letter of Intent to acquire Great South Land Minerals, Ltd. (GSLM), an oil and gas exploration firm headquartered in Hobart, Tasmania (Australia).

The agreement, which is conditional on board approval, includes a tax-free exchange of stock.

GSLM owns the largest onshore petroleum license in Australia, comprised of 30,356 square kilometers, covering the entire Tasmanian Basin. GSLM is currently drilling the fifth of six stratigraphic test wells on its acreage block.

For more information, contact Bryan S. Ferguson at 913/469-5615 or visit Empire's website at www.empireenergy.com or GSLM's website at www.gslm.com.au.






Forward-Looking Statements
This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address future production, reserve potential, exploration drilling and events or developments that the company expects are forward-looking statements. Although Empire Energy believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploration successes, availability of capital and financing, and general economic, market or business conditions.





                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned duly authorized officer.

                                            Empire Energy Corporation
                                                  (Registrant)


Dated: July 12, 2002                        By:  /s/  Norman L. Peterson
                                               ---------------------------------
                                                      Norman L. Peterson
                                                      Chairman and Principal
                                                      Executive Officer